Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
THIRD QUARTER 2024 RESULTS

Third quarter GAAP net income (loss) of $(5.9) million or $(0.11) per diluted common share and
Distributable Earnings(1) of $3.7 million or $0.07 per diluted common share

- Subsequent to three months ended September 30, 2024 -

Declared fourth quarter 2024 dividend of $0.25 per common share

NEW YORK—(BUSINESS WIRE)—Ares Commercial Real Estate Corporation (the “Company”) (NYSE:ACRE), a specialty finance company engaged in originating and investing in commercial real estate assets, reported generally accepted accounting principles (“GAAP”) net income (loss) of $(5.9) million or $(0.11) per diluted common share and Distributable Earnings(1) of $3.7 million or $0.07 per diluted common share for the third quarter of 2024.

“During the third quarter, we continued to make progress on our objective of further strengthening our balance sheet position and resolving our risk rated 4 and 5 loans, which declined by 33%,” said Bryan Donohoe, Chief Executive Officer of Ares Commercial Real Estate Corporation. “Together with our financial flexibility and the capabilities provided by our Ares Real Estate Group, we believe we are well positioned to resolve our remaining underperforming assets, which will ultimately position the Company for higher levels of portfolio growth and earnings in the future.”

“We believe our balance sheet positioning is paramount in our ability to drive successful outcomes resolving our remaining underperforming assets,” said Jeff Gonzales, Chief Financial Officer of Ares Commercial Real Estate Corporation. “During the third quarter, we have continued to further de-lever our balance sheet with our outstanding debt balance declining by an additional 8% while continuing to maintain strong levels of liquidity.”
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(1) Distributable Earnings (Loss) is a non-GAAP financial measure. Refer to Schedule I for the definition and reconciliation of Distributable Earnings (Loss).

COMMON STOCK DIVIDEND

On August 6, 2024, the Board of Directors of the Company declared a regular cash dividend of $0.25 per common share for the third quarter of 2024. The third quarter 2024 dividend was paid on October 15, 2024 to common stockholders of record as of September 30, 2024.

On November 7, 2024, the Board of Directors of the Company declared a regular cash dividend of $0.25 per common share for the fourth quarter of 2024. The fourth quarter 2024 dividend will be payable on January 15, 2025 to common stockholders of record as of December 31, 2024.

ADDITIONAL INFORMATION

The Company issued a presentation of its third quarter 2024 results, which can be viewed at www.arescre.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled “Third Quarter 2024 Earnings Presentation.” The Company also filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 with the U.S. Securities and Exchange Commission on November 7, 2024.

CONFERENCE CALL AND WEBCAST INFORMATION

On November 7, 2024, the Company invites all interested persons to attend its webcast/conference call at 12:00 p.m. (Eastern Time) to discuss its third quarter 2024 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing +1 (800) 225-9448. International callers can access the conference call by dialing +1 (203) 518-9708. Please provide passcode ACREQ324. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through December 7, 2024 at 5:00 p.m. (Eastern Time) to domestic callers by dialing +1 (800) 839-1246 and to international callers by dialing +1 (402) 220-0464. An archived replay will also be available through December 7, 2024 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation (the “Company”) is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management Corporation. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements relate to future events or the Company’s future performance or financial condition and include, but are not limited to, statements about the resolution of underperforming loans, reduction or increase of CECL reserve, increase of available borrowings, the industry, and the loan market. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including global economic trends and economic conditions, including high inflation, slower growth, changes to fiscal and monetary policy, higher interest rates and currency fluctuations, as well as geopolitical instability, including conflicts between Russia and Ukraine and in the Middle East, changes in interest rates, credit spreads and the market value of the Company's investments, the Company's business and investment strategy, the Company's projected operating results, the return or impact of current and future investments, the demand for commercial real estate loans, rates of prepayments on the Company’s mortgage loans and the effect on the Company’s business of such prepayments, availability of investment opportunities in mortgage-related and real estate-related investments and securities, the ability of Ares Commercial Real Estate Management LLC (“ACREM” or our

“Manager”) to locate suitable investments for the Company, monitor, service and administer the Company’s investments and execute its investment strategy, and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risk factors described in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K, filed with the SEC on February 22, 2024, and the risk factors described in Part II, Item 1A. Risk Factors in the Company’s subsequent Quarterly Reports on Form 10-Q. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

INVESTOR RELATIONS CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake or John Stilmar
(888) 818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	September 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Cash and cash equivalents	$68,881	$110,459
Restricted cash ($3,466 related to consolidated VIEs as of September 30, 2024)	3,466	—
Loans held for investment ($658,956 and $892,166 related to consolidated VIEs, respectively)	1,812,773	2,126,524
Current expected credit loss reserve	(144,068)	(159,885)
Loans held for investment, net of current expected credit loss reserve	1,668,705	1,966,639
Loans held for sale ($38,981 related to consolidated VIEs as of December 31, 2023)	—	38,981
Investment in available-for-sale debt securities, at fair value	27,005	28,060
Real estate owned held for investment, net ($59,953 related to consolidated VIEs as of September 30, 2024)	140,912	83,284
Real estate owned held for sale ($14,509 related to consolidated VIEs as of September 30, 2024)	14,509	—
Other assets ($2,094 and $3,690 of interest receivable related to consolidated VIEs, respectively; $32,002 of other receivables related to consolidated VIEs as of December 31, 2023)	17,125	52,354
Total assets	$1,940,603	$2,279,777
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Secured funding agreements	$640,610	$639,817
Notes payable	—	104,662
Secured term loan	127,828	149,393
Collateralized loan obligation securitization debt (consolidated VIEs)	574,896	723,117
Due to affiliate	4,106	4,135
Dividends payable	13,809	18,220
Other liabilities ($1,686 and $2,263 of interest payable related to consolidated VIEs, respectively)	15,601	14,584
Total liabilities	1,376,850	1,653,928
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at September 30, 2024 and December 31, 2023 and 54,532,393 and 54,149,225 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	532	532
Additional paid-in capital	815,802	812,184
Accumulated other comprehensive income	190	153
Accumulated earnings (deficit)	(252,771)	(187,020)
Total stockholders' equity	563,753	625,849
Total liabilities and stockholders' equity	$1,940,603	$2,279,777

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Interest income	$39,345	$52,819	$124,225	$154,260
Interest expense	(27,401)	(29,745)	(83,703)	(79,695)
Net interest margin	11,944	23,074	40,522	74,565
Revenue from real estate owned	4,709	809	11,619	809
Total revenue	16,653	23,883	52,141	75,374
Expenses:
Management and incentive fees to affiliate	2,654	2,974	8,114	9,317
Professional fees	681	682	1,971	2,080
General and administrative expenses	1,939	1,691	5,978	5,414
General and administrative expenses reimbursed to affiliate	871	775	3,280	2,617
Expenses from real estate owned	3,164	480	7,426	480
Total expenses	9,309	6,602	26,769	19,908
Provision for current expected credit losses	7,461	3,227	(17,182)	44,373
Realized losses on loans	5,766	4,886	67,879	10,499
Change in unrealized losses on loans held for sale	—	—	(995)	—
Income (loss) before income taxes	(5,883)	9,168	(24,330)	594
Income tax expense (benefit), including excise tax	(3)	(16)	(1)	48
Net income (loss) attributable to common stockholders	$(5,880)	$9,184	$(24,329)	$546
Earnings (loss) per common share:
Basic earnings (loss) per common share	$(0.11)	$0.17	$(0.45)	$0.01
Diluted earnings (loss) per common share	$(0.11)	$0.17	$(0.45)	$0.01
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	54,464,147	54,085,035	54,429,014	54,339,441
Diluted weighted average shares of common stock outstanding	54,464,147	54,796,413	54,429,014	55,043,206
Dividends declared per share of common stock(1)	$0.25	$0.33	$0.75	$1.03

(1) There is no assurance dividends will continue at these levels or at all.

SCHEDULE I
Reconciliation of Net Income (Loss) to Non-GAAP Distributable Earnings (Loss)

Distributable Earnings (Loss) is a non-GAAP financial measure that helps the Company evaluate its financial performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination portfolio and operations. To maintain the Company’s REIT status, the Company is generally required to annually distribute to its stockholders substantially all of its taxable income. The Company believes the disclosure of Distributable Earnings (Loss) provides useful information to investors regarding the Company’s ability to pay dividends, which is one of the principal reasons the Company believes investors invest in the Company. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Distributable Earnings (Loss) is defined as net income (loss) attributable to common stockholders computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fees the Company pays to its Manager, depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company’s Manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors. Loan balances that are deemed to be uncollectible are written off as a realized loss and are included in Distributable Earnings (Loss). Distributable Earnings (Loss) is aligned with the calculation of “Core Earnings,” which is defined in the Management Agreement and is used to calculate the incentive fees the Company pays to its Manager.

Reconciliation of net income (loss) attributable to common stockholders, the most directly comparable GAAP financial measure, to Distributable Earnings (Loss) is set forth in the table below for the three months and twelve months ended September 30, 2024 ($ in thousands):

	For the Three Months Ended September 30, 2024	For the Twelve Months Ended September 30, 2024
Net income (loss) attributable to common stockholders	$(5,880)	$(63,742)
Stock-based compensation	1,182	4,658
Incentive fees to affiliate	—	—
Depreciation and amortization of real estate owned	967	3,331
Provision for current expected credit losses	7,461	30,271
Realized gain on termination of interest rate cap derivative (1)	—	(105)
Unrealized losses on loans held for sale	—	—
Distributable Earnings (Loss)	$3,730	$(25,587)

Net income (loss) attributable to common stockholders	$(0.11)	$(1.17)
Stock-based compensation	0.02	0.09
Incentive fees to affiliate	—	—
Depreciation and amortization of real estate owned	0.02	0.06
Provision for current expected credit losses	0.14	0.56
Realized gain on termination of interest rate cap derivative (1)	—	—
Unrealized losses on loans held for sale	—	—
Basic Distributable Earnings (Loss) per common share	$0.07	$(0.47)

Net income (loss) attributable to common stockholders	$(0.11)	$(1.17)
Stock-based compensation	0.02	0.09
Incentive fees to affiliate	—	—
Depreciation and amortization of real estate owned	0.02	0.06
Provision for current expected credit losses	0.14	0.56
Realized gain on termination of interest rate cap derivative (1)	—	—
Unrealized losses on loans held for sale	—	—
Diluted Distributable Earnings (Loss) per common share	$0.07	$(0.47)
(1)For the twelve months ended September 30, 2024, Distributable Loss includes a $105 thousand adjustment to reverse the impact of the $2.0 million realized gain from the termination of the interest rate cap derivative that was amortized into GAAP net income (loss).